UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 24, 2008

VORTEX RESOURCES CORP.
(Exact name of registrant as specified in charter)

Delaware	001-12000	13-3696015
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9107 Wilshire Blvd., Suite 450, Beverly Hills, CA 90210
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 461-3559

With a copy to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11th Floor
New York, New York 10005
T: 516.833.5034
F: 516.977.1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 24, 2008, Mike Mustafoglu resigned as Chairman of the Board of Directors of Vortex Resources Corp. (the “Company”) to pursue other business interests.  Further, that certain Mergers and Acquisitions Consulting Agreement between the Company and TransGlobal Financial LLC, a California limited liability company (“TransGlobal”) was terminated.   Mr. Mustafoglu is the Chairman of Transglobal.

In addition, in order fill the vacancy resulting from Mr. Mustafoglu’s resignation, the Board of Directors have appointed Dr. Gregory Rubin, DDS, as a director of the Company. Dr. Rubin will serve as the Chairman of the Board of Directors of the Company.  Dr. Rubin has been a self employed dentist for the last 25 years.  During the last 25 years, Dr. Rubin also has served various companies in industries ranging from health care management to oil and gas in various consulting roles.  Dr. Rubin serves as the director for Central Asia Franchise Holdings, Ltd., Central Asia Construction and Development, Ltd., Nadir Energy & Mining Corporation, Grand Pacarama Gold Corporation and ADR OTC Markets, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VORTEX RESOURCES CORP.

	By:	/s/ ROBIN ANN GORELICK
Name: Robin Ann Gorelick
Title: Corporate Secretary

Date: December 24, 2008
Beverly Hills, California